UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):	April 1, 2005
CINCINNATI FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)
Ohio	0-4604	31-0746871
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
6200 S. Gilmore Road, Fairfield, Ohio		45014-5141
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code:	(513) 870-2000
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 8.01.  Other Events.

On April 1, 2005, Cincinnati Financial Corporation issued a news release that is attached hereto as Exhibit 99.1.  In the news release, the company announced that it has commenced an offer to exchange up to $420 million aggregate principal amount of newly issued 6.92% debentures due 2028 for any and all of the company’s outstanding 6.90% debentures due 2028 (old debentures).  Alternatively, the company is offering to repurchase up to $420 million aggregate principal amount of old debentures at a price of $999.03 per $1,000 principal amount, which represents the original price of the old debentures, plus interest.

Item 9.01.  Financial Statements and Exhibits.

(c) Exhibits

Exhibit 99.1 – News release dated April 1, 2005, titled “Cincinnati Financial Corporation Commences Exchange Offer and Rescission Offer for Its 6.90% Debentures Due 2028.”

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINCINNATI FINANCIAL CORPORATION

Date: April 5, 2005

By /s/ Kenneth W. Stecher

     Kenneth W. Stecher

     Chief Financial Officer, Senior Vice President,

     Secretary and Treasurer

     (Principal Accounting Officer)

CINCINNATI  FINANCIAL  CORPORATION

Mailing Address:                  P.O. BOX 145496

CINCINNATI, OHIO  45250-5496

              (513) 870-2000

Investor Contact: Heather J. Wietzel

(513) 870-2768

Media Contact: Joan O. Shevchik

(513) 603-5323

Cincinnati Financial Corporation Commences Exchange Offer and Rescission Offer
for Its 6.90% Debentures Due 2028

Cincinnati, April 1, 2005 -- Cincinnati Financial Corporation (Nasdaq: CINF) today announced that it has commenced its previously announced offer to exchange up to $420 million aggregate principal amount of newly issued 6.92% debentures due 2028 (exchange debentures) for any and all of the company’s outstanding 6.90% debentures due 2028 (old debentures). Alternatively, the company is offering to repurchase up to $420 million aggregate principal amount of old debentures at a price of $999.03 per $1,000 principal amount, which represents the original price of the old debentures, plus interest.

UBS Securities LLC (UBS) is acting as dealer manager in connection with the exchange offer and the rescission offer. The exchange agent for the exchange offer is The Bank of New York Trust Company, N.A.

The company will not receive any cash proceeds in connection with the exchange and rescission offers. However, the company believes that the exchange and rescission offers extinguish any potential rights that holders of the old debentures may have to seek rescission of the old debentures and/or monetary damages on the basis of uncertainty regarding the company’s status under the Investment Company Act of 1940 as of May 26, 1998, the date the old debentures were issued.

The exchange offer and the rescission offer will expire at 9:00 a.m., New York City time, on Friday, April 29, 2005, unless earlier terminated or extended by the company.

A prospectus and related exchange offer and rescission offer materials will be mailed to holders of the company’s old debentures in connection with the proposed offers. These documents contain important information about the proposed exchange offer and rescission offer. Investors and holders of the company’s old debentures are urged to read these documents carefully when they become available. A copy of the written prospectus relating to the offers can be obtained from UBS Securities LLC, Attention: Liability Management Group, 677 Washington Boulevard, Stamford, Connecticut, 06901, telephone: (888) 722-9555, extension 4210 (toll-free), or (203) 719-4210 (collect).

A registration statement relating to the offers has been filed with the SEC and was declared effective on March 31, 2005. This news release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Cincinnati Financial Corporation offers property and casualty insurance, its main business, through The Cincinnati Insurance Company, The Cincinnati Indemnity Company and The Cincinnati Casualty Company. The Cincinnati Life Insurance Company markets life and disability income insurance and annuities. CFC Investment Company offers commercial leasing and financing services. CinFin Capital Management Company provides asset management services to institutions, corporations and individuals.